PATRICIA HUTCHINS
23 MAGOON POINT ROAD
GEORGEVILLE, QC
J0B-1T0
Tel: (819) 843-0156

March 3, 2005

Royce Biomedical Inc.
433 Town Center
Suite 316
Corte Madera, CA
94925

VIA FAX: (604) 291-9926

Attention: Mr. Donald Gee, CEO

Dear Mr. Gee:

RE: Outstanding Debt

Further to those certain assignment agreements between Curvelo Trade & Finance Ltd. and Ronald Vizzutti, Lindsay Akizuki, Patricia Hutchins, Gary Maygren and Ralph Talbot (collectively the "Assignees"), all dated March 2, 2005 and attached hereto for reference, be advised that I represent the Assignees in this matter and, therefore, please accept this letter on behalf of all of the Assignees.

We noted that on March 3, 2005, pursuant to your 8-K filing with the Securities and Exchange Commission that Royce Biomedical Inc. ("Royce") entered into an agreement with GEV 2000 KFT ("GEV") to settle all of their assigned and outstanding debt in exchange for 4,000,000 shares of Royce.

The Assignees herein, individually and collectively, offer to settle their respective debts owed by Royce to the individual Assignees under the same terms and conditions as those settled by Royce with GEV on March 3, 2005. As these debts are subject to the March 1, 2005 Forbearance Agreement, should you accept this offer and agree to settle the outstanding debts no later than March 4, 2005, the Assignees will forego any interest due and payable under the notes in addition to our offer to accept common stock in lieu of any cash. We feel this is a fair and equitable offer for all parties involved if it is acted upon in a timely manner and therefore must put a time constraint on this offer.

Please acknowledge your acceptance of the above proposal no later than 5PM Eastern Standard Time on March 4, 2005.

Yours truly,

Per: ______________________

Patricia Hutchins
Individually and on behalf of the Assignees

cc: Lindsay Akizuki
Ronald Vizzutti
Gary Maygren
Ralph Talbot

Agreed to and accepted this 4 day of March, 2005.

Royce Biomedical Inc.

By: ______________________
Donald Gee
Chief Executive Officer